UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 5.02 of the Current Report on Form 8-K filed by Mueller Industries, Inc. (the “Company”) with the Securities and Exchange Commission at approximately 9 a.m. on September 24, 2012, is incorporated by reference into this Item 5.02. On September 24, 2012, in connection with the closing of the Company’s previously announced share repurchase transaction, Ian M. Cumming and Joseph S. Steinberg resigned from the Board of Directors of the Company, effective immediately.

Item 8.01 Other Events.

The information set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission at approximately 9 a.m. on September 24, 2012, is incorporated by reference into this Item 8.01. On September 24, 2012, the Company and the other parties thereto consummated the previously announced share repurchase transaction, pursuant to which the Company repurchased 10,422,859 shares of the Company’s common stock owned by BEI-Longhorn, LLC, a wholly owned subsidiary of Leucadia National Corporation, at a price per share of $41.00.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.
Dated: September 24, 2012	By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary

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